EXHIBIT 99.1

LITHIA MOTORS REPORTS ADJUSTED EPS OF $0.76 FOR SECOND QUARTER 2012,

REVENUE UP 26%; INCREASES 2012 OUTLOOK

__________________________________________________

LITHIA MOTORS DECLARES $0.10 PER SHARE DIVIDEND FOR SECOND QUARTER 2012

Medford, Oregon, July 25, 2012 – Lithia Motors, Inc. (NYSE: LAD) today reported 2012 second quarter adjusted income from continuing operations of $19.9 million, or $0.76 per diluted share. This compares to a 2011 second quarter adjusted income from continuing operations of $14.4 million, or $0.54 per diluted share. Unadjusted net income from continuing operations for the second quarter of 2012 was $20.5 million or $0.78 per diluted share, compared to $14.7 million or $0.55 per diluted share for 2011.

As shown in the attached non-GAAP reconciliation table, the 2012 second quarter adjusted income from continuing operations is reduced to exclude a benefit of $0.02 per share for a non-core tax attribute. The 2011 second quarter adjusted results from continuing operations exclude a benefit of $0.01 per share for a tax item.

Second quarter 2012 revenue from continuing operations increased $174.6 million, or 26% to $847.1 million, compared to $672.5 million in the second quarter of 2011.

Second Quarter Year-over-Year Operating Highlights:

  New vehicle same store sales increased 34%
  Used vehicle retail same store sales increased 20%
  Service, body and parts same store sales increased 7%
  SG&A expense as a percentage of gross profit was 69.6%, a reduction of 160 basis points
  Earnings per share increased 41%; $0.76 is the highest second quarter EPS in company history

“We remain focused on improving our operations and increasing our market share,” said Bryan DeBoer, President and CEO. “I’m proud of the results our team delivered in the second quarter. With that said, we still have opportunities in all facets of our business and our leaders continue to identify areas where performance can improve. Additionally, in many of our western markets, the new vehicle sales recovery has lagged national levels. This factor will serve as a future catalyst for growth.”

For the first six months of 2012, revenue from continuing operations increased 28% to $1.6 billion as compared to $1.3 billion in 2011. Same store new vehicle sales increased 30%, used vehicle retail same store sales increased 19% and service, body and parts same store sales increased 6%. For the first six months of 2012 adjusted net income from continuing operations was $1.36 per share as compared to $0.87 per share in 2011. Unadjusted, for the first six months of 2012, net income from continuing operations was $1.42 per diluted share, compared to $0.86 per diluted share for 2011.

Corporate Development

On April 30, 2012, Lithia purchased a Chevrolet Cadillac store in Bellingham, Washington with estimated annual revenues of $40 million. On June 12, 2012, Lithia purchased GMC and Buick franchises in Fairbanks, Alaska, to combine with our Chevrolet store in the community. On June 25, 2012, Lithia was awarded Dodge and Ram franchises and opened a store in Las Cruces, New Mexico. Estimated annual revenues from the Fairbanks and Las Cruces franchises are $35 million.

Commenting on the acquisition activity, DeBoer said, “In the second quarter, we were able to identify several opportunities that fit our core strategy of seeking exclusive franchises in our markets. I am excited to welcome our new employees to the family.”

Share Repurchases

During the second quarter, Lithia repurchased 741,092 shares of its Class A common stock at a weighted average price of $24.23 per share. For the first six months of 2012, Lithia repurchased 823,092 shares of its Class A common stock at a weighted average price of $24.17 per share.

The Board of Directors has increased the existing authorization by 1 million shares, bringing the total remaining repurchase authorization to 1,879,853 shares.

Chris Holzshu, SVP and Chief Financial Officer, commented, “We remain focused on the prudent allocation of capital. While our first choice remains acquisitions and internal investment, we are pleased to provide a dividend and opportunistically repurchase shares to return value to our shareholders.”

Balance Sheet Update

Lithia ended the second quarter with $16 million in cash and $76 million in available credit on our credit facilities. In total, this represents approximately $92 million in available liquidity.

During the second quarter, Lithia strategically retired approximately $23 million in mortgages, and refinanced approximately $70 million of mortgages to extend the maturity dates. As a result, Lithia has no mortgage maturities until 2015, when approximately $13 million matures.

Dividend Payment

Lithia announced that the Board of Directors has approved a dividend of $0.10 per share for the second quarter 2012. Lithia will pay the dividend August 24, 2012 to shareholders of record on August 10, 2012.

Updated Outlook for 2012

Lithia projects its 2012 third quarter earnings within a range of $0.74 to $0.76 per diluted share. Full-year 2012 earnings are projected within a range of $2.69 to $2.75 per diluted share. Both projections are based on the following annual assumptions:

  Total revenues in range of $3.2 to $3.3 billion
  New vehicle same store sales increasing 22.0%
  New vehicle gross margin ranging from 7.3% to 7.6%
  Used vehicle same store sales increasing 16.0%
  Used vehicle gross margin ranging from 14.7% to 14.9%
  Service body and parts same store sales increasing 4.5%
  Service body and parts gross margin ranging from 48.3% to 48.5%
  Finance and insurance gross profit of $1,050 per unit
  Tax rate of 40%
  Average diluted shares outstanding of 26.1 million
  Capital expenditures of $48 million
  Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

Second Quarter Earnings Conference Call and Updated Presentation

The second quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the first quarter results has been added to Investor Relations on www.lithia.com.

To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on webcasts. A playback of the conference call will be available on July 25, 2012 through August 8, 2012 by calling 877-660-6853 (Conference ID: 397183, Account: 305).

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 27 brands of new and all brands of used vehicles at 85 stores, which are located in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites

www.lithia.com

www.lithiacareers.com

www.assuredservice.com

Lithia Motors on Facebook

http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter

http://twitter.com/lithiamotors

Source: Lithia Motors, Inc.

Contact:

John North

VP Finance and Controller

(541) 618-5748

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. Forward-looking statements in this press release include our guidance regarding third quarter and full year 2012 results, the new vehicle sales recovery in western markets and incremental opportunities to improve our operational results. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks" or "will." These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company's filings with the SEC. We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. These measures exclude certain items disclosed in the attached financial tables. Cash flows from operations were adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core business operations excluding adjustments for items not related to the Company's ongoing core business operations or other non-cash adjustments, and improves the period-to-period comparability of the Company's results from its core business operations. These presentations are not intended to provide net income, cash flows from operations, operating income, or selling, general and administrative costs in accordance with GAAP and should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except per share data)

	Three Months Ended			%
	June 30,		Increase	Increase
	2012	2011	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$470,424	$347,727	$122,697	35.3%
Used vehicle retail	212,767	176,591	36,176	20.5
Used vehicle wholesale	36,083	29,153	6,930	23.8
Finance and insurance	27,870	20,886	6,984	33.4
Service, body and parts	88,585	80,937	7,648	9.4
Fleet and other	11,394	17,193	(5,799)	(33.7)
Total revenues	847,123	672,487	174,636	26.0
Cost of sales:
New vehicle retail	435,785	319,726	116,059	36.3
Used vehicle retail	181,023	149,590	31,433	21.0
Used vehicle wholesale	35,779	28,885	6,894	23.9
Service, body and parts	45,343	41,242	4,101	9.9
Fleet and other	11,004	15,907	(4,903)	(30.8)
Total cost of sales	708,934	555,350	153,584	27.7
Gross profit	138,189	117,137	21,052	18.0
Other asset impairments	-	490	(490)	NM
SG&A expense	96,167	82,768	13,399	16.2
Depreciation and amortization	4,261	4,217	44	1.0
Income from operations	37,761	29,662	8,099	27.3
Floor plan interest expense	(3,119)	(3,359)	(240)	(7.1)
Other interest expense	(2,549)	(3,011)	(462)	(15.3)
Other income, net	820	171	649	379.5
Income from continuing operations before income taxes	32,913	23,463	9,450	40.3
Income tax expense	(12,422)	(8,777)	3,645	41.5
Income tax rate	37.7%	37.4%
Income from continuing operations	$20,491	$14,686	$5,805	39.5%
Income from discontinued operations	-	140	(140)	NM
Net income	$20,491	$14,826	$5,665	38.2%

Diluted net income per share:
Continuing operations	$0.78	$0.55	$0.23	41.8%
Discontinued operations	-	-	-	-
Net income per share	$0.78	$0.55	$0.23	41.8%

Diluted shares outstanding	26,185	26,860	(675)	(2.5)%

NM – not meaningful

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Three Months Ended			%
	June 30,		Increase	Increase
	2012	2011	(Decrease)	(Decrease)
Gross margin
New vehicle retail	7.4%	8.1%	(70) bps
Used vehicle retail	14.9	15.3	(40) bps
Used vehicle wholesale	0.8	0.9	(10) bps
Finance and insurance	100.0	100.0	- bps
Service, body and parts	48.8	49.0	(20) bps
Fleet and Other	3.4	7.5	(410) bps
Gross profit margin	16.3	17.4	(110) bps

Unit sales
New vehicle retail	14,406	10,725	3,681	34.3%
Used vehicle retail	11,923	10,085	1,838	18.2
Used vehicle wholesale	4,621	3,767	854	22.7
Total units sold	30,950	24,577	6,373	25.9

Average selling price
New vehicle retail	$ 32,655	$ 32,422	$ 233	0.7%
Used vehicle retail	17,845	17,510	335	1.9
Used vehicle wholesale	7,808	7,739	69	0.9

Average gross profit per unit
New vehicle retail	$ 2,404	$ 2,611	$ (207)	(7.9)%
Used vehicle retail	2,662	2,677	(15)	(0.6)
Used vehicle wholesale	66	71	(5)	(7.0)
Finance and insurance	1,059	1,004	55	5.5

Revenue mix
New vehicle retail	55.5%	51.7%
Used vehicle retail	25.1	26.3
Used vehicle wholesale	4.3	4.3
Finance and insurance, net	3.3	3.1
Service, body and parts	10.5	12.0
Fleet and other	1.3	2.6

	Adjusted		As reported
	Three Months Ended		Three Months Ended
	June 30,		June 30,
Other metrics	2012	2011	2012	2011
SG&A as a % of revenue	11.4%	12.4%	11.4%	12.3%
SG&A as a % of gross profit	69.6	71.2	69.6	70.7
Operating profit as a % of revenue	4.5	4.4	4.5	4.4
Operating profit as a % of gross profit	27.3	25.2	27.3	25.3
Pretax margin	3.9	3.5	3.9	3.5
Net profit margin	2.4	2.1	2.4	2.2

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

	Three Months Ended			%
	June 30,		Increase	Increase
	2012	2011	(Decrease)	(Decrease)
Revenues
New vehicle retail	$454,445	$339,427	$115,018	33.9%
Used vehicle retail	205,794	171,768	34,026	19.8
Used vehicle wholesale	34,828	28,209	6,619	23.5
Finance and insurance	27,086	20,163	6,923	34.3
Service, body and parts	83,960	78,598	5,362	6.8
Fleet and Other	9,613	17,043	(7,430)	(43.6)
Total revenues	$815,726	$655,208	$160,518	24.5

Gross profit
New vehicle retail	$33,375	$27,328	$6,047	22.1%
Used vehicle retail	30,779	26,319	4,460	16.9
Used vehicle wholesale	291	257	34	13.2
Finance and insurance	27,086	20,163	6,923	34.3
Service, body and parts	40,089	37,779	2,310	6.1
Fleet and Other	195	813	(618)	(76.0)
Total gross profit	$131,815	$112,659	$19,156	17.0

Unit sales
New vehicle retail	13,939	10,486	3,453	32.9%
Used vehicle retail	11,546	9,847	1,699	17.3
Used vehicle wholesale	4,497	3,683	814	22.1
Total units sold	29,982	24,016	5,966	24.8

Average selling price
New vehicle retail	$32,602	$32,370	$232	0.7%
Used vehicle retail	17,824	17,444	380	2.2
Used vehicle wholesale	7,745	7,659	86	1.1

Average gross profit per unit
New vehicle retail	$2,394	$2,606	$(212)	(8.1)%
Used vehicle retail	2,666	2,673	(7)	(0.3)
Used vehicle wholesale	65	70	(5)	(7.1)
Finance and insurance	1,063	992	71	7.2

Lithia Motors, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except per share data)

	Six Months Ended			%
	June 30,		Increase	Increase
	2012	2011	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$874,712	$648,367	$226,345	34.9%
Used vehicle retail	408,188	333,069	75,119	22.6
Used vehicle wholesale	70,419	58,690	11,729	20.0
Finance and insurance	53,290	40,185	13,105	32.6
Service, body and parts	175,033	154,698	20,335	13.1
Fleet and other	24,375	20,335	4,040	19.9
Total revenues	1,606,017	1,255,344	350,673	27.9
Cost of sales:
New vehicle retail	808,947	597,760	211,187	35.3
Used vehicle retail	347,530	283,084	64,446	22.8
Used vehicle wholesale	69,697	58,023	11,674	20.1
Service, body and parts	90,198	79,242	10,956	13.8
Fleet and other	23,585	18,502	5,083	27.5
Total cost of sales	1,339,957	1,036,611	303,346	29.3
Gross profit	266,060	218,733	47,327	21.6
Other asset impairments	115	872	(757)	(86.8)
SG&A expense	187,757	159,902	27,855	17.4
Depreciation and amortization	8,460	8,309	151	1.8
Income from operations	69,728	49,650	20,078	40.4
Floor plan interest expense	(6,069)	(5,821)	248	4.3
Other interest expense	(5,296)	(6,303)	(1,007)	(16.0)
Other income, net	1,319	248	1,071	431.9
Income from continuing operations before income taxes	59,682	37,774	21,908	(58.0)
Income tax expense	(22,395)	(14,700)	7,695	52.3
Income tax rate	37.5%	38.9%
Income from continuing operations	$37,287	$23,074	$14,213	(61.6)%
Income from discontinued operations	-	457	(457)	NM
Net income	$37,287	$23,531	$13,756	58.5%

Diluted net income per share:
Continuing operations	$1.42	$0.86	$0.56	(65.1)%
Discontinued operations	-	0.02	(0.02)	NM
Net income per share	$1.42	$0.88	$0.54	(61.4)%

Diluted shares outstanding	26,331	26,779	(448)	(1.7)%

NM – not meaningful

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Six Months Ended			%
	June 30,		Increase	Increase
	2012	2011	(Decrease)	(Decrease)
Gross margin
New vehicle retail	7.5%	7.8%	(30) bps
Used vehicle retail	14.9	15.0	(10) bps
Used vehicle wholesale	1.0	1.1	(10) bps
Finance and insurance	100.0	100.0	- bps
Service, body and parts	48.5	48.8	(30) bps
Fleet and Other	3.2	9.0	(580) bps
Gross profit margin	16.6	17.4	(80) bps

Unit sales
New vehicle retail	26,875	20,250	6,625	32.7%
Used vehicle retail	23,431	19,591	3,840	19.6
Used vehicle wholesale	9,214	7,509	1,705	22.7
Total units sold	59,520	47,350	12,170	25.7

Average selling price
New vehicle retail	$ 32,547	$ 32,018	$ 529	1.7%
Used vehicle retail	17,421	17,001	420	2.5
Used vehicle wholesale	7,643	7,816	(173)	(2.2)

Average gross profit per unit
New vehicle retail	$ 2,447	$ 2,499	$ (52)	(2.1)%
Used vehicle retail	2,589	2,551	38	1.5
Used vehicle wholesale	78	89	(11)	(12.4)
Finance and insurance	1,059	1,009	50	5.0

Revenue mix
New vehicle retail	54.5%	51.6%
Used vehicle retail	25.4	26.5
Used vehicle wholesale	4.4	4.8
Finance and insurance, net	3.3	3.2
Service, body and parts	10.9	12.3
Fleet and other	1.5	1.6

	Adjusted		As reported
	Six Months Ended		Six Months Ended
	June 30,		June 30,
Other metrics	2012	2011	2012	2011
SG&A as a % of revenue	11.7%	12.8%	11.7%	12.7%
SG&A as a % of gross profit	70.8	73.4	70.6	73.1
Operating profit as a % of revenue	4.3	4.0	4.3	4.0
Operating profit as a % of gross profit	26.0	22.8	26.2	22.7
Pretax margin	3.7	3.0	3.7	3.0
Net profit margin	2.2	1.9	2.3	1.8

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

	Six Months Ended			%
	June 30,		Increase	Increase
	2012	2011	(Decrease)	(Decrease)
Revenues
New vehicle retail	$825,948	$636,106	$189,842	29.8%
Used vehicle retail	388,771	325,676	63,095	19.4
Used vehicle wholesale	66,789	56,944	9,845	17.3
Finance and insurance	50,825	38,627	12,198	31.6
Service, body and parts	159,943	151,122	8,821	5.8
Fleet and Other	19,376	19,953	(577)	(2.9)
Total revenues	$1,511,652	$1,228,428	$283,224	23.1

Gross profit
New vehicle retail	$61,748	$49,520	$12,228	24.7%
Used vehicle retail	58,191	48,629	9,562	19.7
Used vehicle wholesale	670	649	21	3.2
Finance and insurance	50,825	38,627	12,198	31.6
Service, body and parts	75,678	71,915	3,763	5.2
Fleet and Other	404	967	(563)	(58.2)
Total gross profit	$247,516	$210,307	$37,209	17.7

Unit sales
New vehicle retail	25,570	19,877	5,693	28.6%
Used vehicle retail	22,403	19,197	3,206	16.7
Used vehicle wholesale	8,809	7,354	1,455	19.8
Total units sold	56,782	46,428	10,354	22.3

Average selling price
New vehicle retail	$32,301	$32,002	$299	0.9%
Used vehicle retail	17,354	16,965	389	2.3
Used vehicle wholesale	7,582	7,743	(161)	(2.1)

Average gross profit per unit
New vehicle retail	$2,415	$2,491	$(76)	(3.1)%
Used vehicle retail	2,597	2,533	64	2.5
Used vehicle wholesale	76	88	(12)	(13.6)
Finance and insurance	1,059	989	70	7.1

Lithia Motors, Inc.

Other Highlights (Unaudited)

	As of
	June 30,	December 31,	June 30,
	2012	2011	2011
Days Supply(1)
New vehicle inventory	74	62	68
Used vehicle inventory	52	52	56

(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

	Requirement	As of June 30, 2012
Current ratio	Not less than 1.20 to 1	1.30 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	1.49 to 1
Leverage ratio	Not more than 5.00 to 1	2.19 to 1
Funded debt restriction	Not more than $375 million	$180.5 million

Lithia Motors, Inc.

Revenue Mix (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
New vehicle unit sales brand mix
Chrysler	32.8%	30.5%	32.5%	29.7%
General Motors	15.8	16.9	15.1	16.7
Toyota	13.4	11.4	13.0	12.9
Subaru	6.7	4.7	7.0	5.3
Honda, Acura	7.1	7.7	6.8	7.9
BMW, Mini	6.3	7.3	6.5	6.1
Ford	4.9	6.0	5.2	5.9
Hyundai	4.6	5.5	4.7	5.8
Nissan	2.5	3.3	2.8	3.8
Mercedes	2.4	2.1	2.5	1.5
Volkswagen, Audi	1.8	2.4	1.9	2.3
Kia	0.8	1.2	1.0	1.2
Mazda	0.5	0.6	0.6	0.5
Other	0.4	0.4	0.4	0.4

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue geographic mix
Texas	25.1%	24.4%	24.8%	24.7%
Oregon	20.1	20.9	20.8	18.9
California	10.2	9.6	10.3	10.0
Washington	9.6	9.2	9.4	9.9
Montana	8.8	8.1	8.6	8.2
Alaska	8.5	9.6	8.5	9.3
Idaho	5.1	5.5	5.2	6.0
Nevada	4.4	4.3	4.6	4.6
Iowa	4.7	5.3	4.6	5.3
North Dakota	2.4	2.1	2.2	2.1
New Mexico	1.1	1.0	1.0	1.0

	As of July 27, 2012
Current store count mix	# of stores	% of total
Chrysler	23	27.1%
General Motors	13	15.3
Honda, Acura	9	10.6
Toyota	8	9.4
BMW, MINI	7	8.2
Hyundai	6	7.1
Ford	5	5.9
Nissan	3	3.5
Mercedes	3	3.5
Subaru	3	3.5
Kia	2	2.4
Other	2	2.4
Volkswagen, Audi	1	1.1

Lithia Motors, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands except per share data)

	June 30, 2012	December 31, 2011
Cash and cash equivalents	$16,247	$ 20,851
Trade receivables, net	117,747	99,407
Inventories, net	617,568	506,484
Deferred income taxes	3,976	4,730
Other current assets	10,588	16,719
Total current assets	$766,126	$ 648,191

Property and equipment, net	387,652	373,779
Goodwill	22,608	18,958
Franchise value	59,319	59,095
Deferred income taxes	29,849	29,270
Other non-current assets	18,021	16,840
Total assets	$1,283,575	1,146,133

Floor plan notes payable	$13,743	$114,760
Floor plan notes payable: non trade	482,390	229,180
Current maturities of long-term debt	7,718	8,221
Trade payables	40,196	31,712
Accrued liabilities	79,758	72,711
Total current liabilities	$623,805	456,584

Long-term debt	224,746	278,653
Deferred revenue	30,110	25,146
Other long-term liabilities	19,921	18,629
Total liabilities	$898,582	$779,012

Class A common stock	263,559	279,366
Class B common stock	437	468
Additional paid-in capital	10,949	10,918
Accumulated other comprehensive loss	(3,718)	(4,508)
Retained earnings	113,766	80,877
Total liabilities & stockholders' equity	$1,283,575	$1,146,133

Lithia Motors, Inc.

Summarized Cash Flow from Operations (Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2012	2011
Net income	$37,287	$23,531

Adjustments to reconcile net income to net cash used in operating activities:
Asset impairments	115	872
Depreciation and amortization	8,460	8,485
Depreciation and amortization within discontinued operations	-	21
Stock-based compensation	1,512	1,034
Gain on disposal of assets	(983)	(190)
Loss from disposal activities within discontinued operations	-	53
Deferred income taxes	302	2,060
Excess tax benefit from share-based payment arrangements	(1,026)	(278)
(Increase) decrease:
Trade receivables, net	(18,305)	(6,579)
Inventories	(109,592)	(60,498)
Other current assets	4,680	(461)
Other non-current assets	(1,847)	(884)
Increase (decrease):
Floor plan notes payable	(94,305)	1,744
Trade payables	7,289	4,679
Accrued liabilities	7,671	7,757
Other long-term liabilities and deferred revenue	6,700	1,418
Net cash used in operating activities	$(152,042)	$(17,236)

Lithia Motors, Inc.

Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)

(In thousands)

	Six Months Ended
	June 30,
Net cash provided by (used in) operating activities	2012	2011
As reported	$(152,042)	$(17,236)
Floor plan notes payable, non-trade	251,844	65,789
Adjusted	$99,802	$48,553

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands, except for per share data)

	Three Months Ended June 30, 2012
	As reported	Tax attribute	Adjusted
Income from continuing operations before income taxes	$32,913	$-	$32,913
Income tax expense	(12,422)	(578)	(13,000)
Net income from continuing operations	$20,491	$(578)	$19,913

Diluted earnings per share from continuing operations	$0.78	$(0.02)	$0.76
Diluted share count	26,185

	Three Months ended June 30, 2011
	As reported	Asset Impairment and disposal gain	Reversal of stock based comp tax shortfall	Adjusted
Asset impairments	$490	$(490)	$-	$-
Selling, general and administrative	82,768	580	-	83,348

Income from operations	29,662	(90)	-	29,572

Income from continuing operations before income taxes	$23,463	$(90)	$-	$23,373
Income tax expense	(8,777)	37	(186)	(8,926)
Net income from continuing operations	$14,686	$(53)	$(186)	$14,447

Diluted earnings per share from continuing operations	$0.55	$-	$(0.01)	$0.54
Diluted share count	26,860

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands, except for per share data)

	Six Months Ended June 30, 2012
		Asset
		impairment
		and
		disposal	Equity	Tax
	As reported	gain	investment	attribute	Adjusted
Asset impairments	$115	$(115)	$-	$-	$-
Selling, general and administrative	187,757	739	-	-	188,496

Income from operations	69,728	(624)	-	-	69,104

Other income, net	1,319	-	(244)	-	1,075

Income from continuing operations before income taxes	$59,682	$(624)	$(244)	$-	$58,814
Income tax expense	(22,395)	244	95	(1,072)	(23,128)
Net income from continuing operations	$37,287	$(380)	$(149)	$(1,072)	$35,686

Diluted earnings per share from continuing operations	$1.42	$(0.01)	$(0.01)	$(0.04)	$1.36
Diluted share count	26,331

	Six Months Ended June 30, 2011
		Asset
		impairment
		and
		disposal
	As reported	gain	Adjusted
Asset impairments	$872	$(872)	$-
Selling, general and administrative	159,902	580	160,482

Income from operations	49,650	292	49,942

Income from continuing operations before income taxes	$37,774	$292	$38,066
Income tax expense	(14,700)	(116)	(14,816)
Net income from continuing operations	$23,074	$176	$23,250

Diluted earnings per share from continuing operations	$0.86	$0.01	$0.87
Diluted share count	26,779